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                            COOPERS & LYBRAND L.L.P.


                                                       August 11, 1995

Securities and Exchange Commission
450 Fifth Street., N.W.
Washington, DC  20549

RE:  First Liberty Financial Corp.
     Registration on Form S-8

We are aware that our report dated August 11, 1995 on our review of interim financial information of First Liberty Financial Corp. and Subsidiaries for the three-month and nine-month periods ended June 30, 1995, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference into the Company's Form S-8 (File No. 33-24733). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

Coopers & Lybrand L.L.P.






















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